Exhibit (a)(1)(O)

Contacts:
Investors:	Media:
Risa Fisher	Jennifer Newman
rfisher@hlth.com	jnewman@hlth.com
201-414-2002	212-624-3912
HLTH CORPORATION WAIVES MINIMUM CONDITION UNDER ITS TENDER OFFER
ELMWOOD PARK, NJ (November 13, 2008) – HLTH Corporation (Nasdaq: HLTH) announced today that it is waiving the minimum condition which would have required that at least 40,000,000 shares be properly tendered and not properly withdrawn prior to the expiration of its previously announced offer to purchase (the “Offer”) up to 80,000,000 shares of its common stock at a price of $8.80 per share. HLTH will purchase up to 80,000,000 shares validly tendered and not properly withdrawn prior to the expiration of the Offer, upon the terms and subject to the remaining conditions of the Offer.
The Offer is being made pursuant to, and the foregoing announcement is qualified in its entirety by reference to, the Offer to Purchase dated October 27, 2008, as amended, and the related Letter of Transmittal. Stockholders of HLTH should read the Offer to Purchase and Letter of Transmittal in their entirety before any decision is made with respect to the Offer.
If you need help, would like additional copies of the Offer to Purchase or Letter of Transmittal, or if you have any questions about the Offer, please call our Information Agent, Innisfree M&A Incorporated, toll free at 1-888-750-5834.
THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL SHARES OF HLTH CORPORATION COMMON STOCK. THE TENDER OFFER IS BEING MADE ONLY PURSUANT TO THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS THAT HLTH DISTRIBUTED TO ITS STOCKHOLDERS AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER. STOCKHOLDERS AND INVESTORS MAY OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT ON SCHEDULE TO, AS AMENDED, THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER DOCUMENTS THAT HLTH FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION’S WEBSITE AT WWW.SEC.GOV OR BY CALLING INNISFREE M&A INCORPORATED, THE INFORMATION AGENT FOR THE TENDER OFFER, TOLL-FREE AT 1-888-750-5834. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.
About HLTH
HLTH Corporation (NASDAQ: HLTH) owns approximately 84% of WebMD Health Corp. (NASDAQ: WBMD). WebMD is the leading provider of health information services, serving consumers, physicians, healthcare professionals, employers and health plans through its public and private online portals and health-focused publications. HLTH also owns Porex, a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications.

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All statements contained in this press release, other than statements of historical fact, are forward-looking statements. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements, including risks and uncertainties regarding: changes in financial markets; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries; and changes in facts and circumstances and other uncertainties concerning the completion of the tender offer. Further information about these matters can be found in our Securities and Exchange Commission filings. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.
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WebMD®, WebMD Health® and POREX® are trademarks of HLTH Corporation or its subsidiaries.

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